NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER 0887

50,000,000 Shares Authorized

COMMON STOCK

SHUMATE INDUSTRIES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

COMMON STOCK

CUSIP 825636 10 3

THIS CERTIFIES THAT:

is owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

SHUMATE INDUSTRIES, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

SHUMATE INDUSTRIES, INC. CORPORATE SEAL DELAWARE

PRESIDENT
Larry C. Shumate

SECRETARY
Matthew Flemming

COUNTERSIGNED
AMERICAN REGISTRAR & TRANSFER CO.
P.O. Box 1798, Salt Lake City, Utah 84110

By ____________________
Registrar - Authorized Signature

NOTICE: BY ACCEPTING DELIVERY OF THIS CERTIFICATE THE RECORD HOLDER, AND ANY ASSIGNEE(S) ACCEPT AND AGREE TO THE CONDITIONS UNDER "NOTICE" ON THE REVERSE